                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Eugene
Drozdetski, Jessica Herlihy, Gladys Chang, Dean Caruvana, Charles Park and
Tricia Meyer of BlackRock, Inc., and Elliot Gluck and Bissie Bonner of Willkie
Farr & Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code
("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5
and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of
1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each
BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr &
Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of June
8, 2020.

                             By:     /s/ Jeffrey Lee
                                     ------------------
                             Print:  Jeffrey Lee

                                    Annex A

                                  Equity Funds
1.   BlackRock Enhanced Capital and Income Fund, Inc.                 CII
2.   BlackRock Enhanced Equity Dividend Trust                         BDJ
3.   BlackRock Energy and Resources Trust                             BGR
4.   BlackRock Enhanced Global Dividend Trust                         BOE
5.   BlackRock Health Sciences Trust                                  BME
6.   BlackRock Health Sciences Trust II                               BMEZ
7.   BlackRock Enhanced International Dividend Trust                  BGY
8.   BlackRock Resources & Commodities Strategy Trust                 BCX
9.   BlackRock Science and Technology Trust                           BST
10.  BlackRock Science and Technology Trust II                        BSTZ
11.  BlackRock Utilities, Infrastructure & Power Opportunities Trust  BUI
                         Tax-Exempt Fixed Income Funds
12.  BlackRock California Municipal Income Trust                      BFZ
13.  BlackRock Municipal Income Investment Quality Trust              BAF
14.  BlackRock Florida Municipal 2020 Term Trust                      BFO
15.  BlackRock Municipal Income Investment Trust                      BBF
16.  BlackRock Municipal Income Quality Trust                         BYM
17.  BlackRock Investment Quality Municipal Trust, Inc.               BKN
18.  BlackRock Long-Term Municipal Advantage Trust                    BTA
19.  BlackRock Maryland Municipal Bond Trust                          BZM
20.  BlackRock Massachusetts Tax-Exempt Trust                         MHE
21.  BlackRock Muni Intermediate Duration Fund, Inc.                  MUI
22.  BlackRock Muni New York Intermediate Duration Fund, Inc.         MNE
23.  BlackRock MuniAssets Fund, Inc.                                  MUA
24.  BlackRock Municipal 2020 Term Trust                              BKK
25.  BlackRock Municipal Bond Trust                                   BBK
26.  BlackRock Municipal Income Trust                                 BFK
27.  BlackRock Municipal Income Trust II                              BLE
28.  BlackRock MuniEnhanced Fund, Inc.                                MEN
29.  BlackRock MuniHoldings California Quality Fund, Inc.             MUC
30.  BlackRock MuniHoldings Investment Quality Fund                   MFL
31.  BlackRock MuniHoldings Fund II, Inc.                             MUH
32.  BlackRock MuniHoldings Fund, Inc.                                MHD
33.  BlackRock MuniHoldings Quality Fund II, Inc.                     MUE
34.  BlackRock MuniHoldings Quality Fund, Inc.                        MUS
35.  BlackRock MuniHoldings New Jersey Quality Fund, Inc.             MUJ
36.  BlackRock MuniHoldings New York Quality Fund, Inc.               MHN
37.  BlackRock MuniVest Fund II, Inc.                                 MVT
38.  BlackRock MuniVest Fund, Inc.                                    MVF
39.  BlackRock MuniYield Arizona Fund, Inc.                           MZA
40.  BlackRock MuniYield California Fund, Inc.                        MYC
41.  BlackRock MuniYield California Quality Fund, Inc.                MCA
42.  BlackRock MuniYield Investment Fund                              MYF
43.  BlackRock MuniYield Investment Quality Fund                      MFT
44.  BlackRock MuniYield Fund, Inc.                                   MYD
45.  BlackRock MuniYield Quality Fund III, Inc.                       MYI
46.  BlackRock MuniYield Michigan Quality Fund, Inc.                  MIY
47.  BlackRock MuniYield New Jersey Fund, Inc.                        MYJ
48.  BlackRock MuniYield New York Quality Fund, Inc.                  MYN
49.  BlackRock MuniYield Pennsylvania Quality Fund                    MPA
50.  BlackRock MuniYield Quality Fund II, Inc.                        MQT
51.  BlackRock MuniYield Quality Fund, Inc.                           MQY
52.  BlackRock New York Municipal Income Quality Trust                BSE
53.  BlackRock New York Municipal Bond Trust                          BQH
54.  BlackRock New York Municipal Income Trust                        BNY
55.  BlackRock New York Municipal Income Trust II                     BFY
56.  The BlackRock Strategic Municipal Trust                          BSD
57.  BlackRock Virginia Municipal Bond Trust                          BHV
58.  BlackRock Taxable Municipal Bond Trust                           BBN
59.  BlackRock Municipal 2030 Target Term Trust                       BTT
                           Taxable Fixed Income Funds
60.  BlackRock Debt Strategies Fund, Inc.                             DSU
61.  BlackRock Floating Rate Income Strategies Fund, Inc.             FRA
62.  Blackrock Core Bond Trust                                        BHK
63.  BlackRock Floating Rate Income Trust                             BGT
64.  BlackRock Income Trust, Inc.                                     BKT
65.  BlackRock Limited Duration Income Trust                          BLW
66.  BlackRock Credit Allocation Income Trust                         BTZ
67.  BlackRock Corporate High Yield Fund, Inc.                        HYT
68.  BlackRock Enhanced Government Fund, Inc.                         EGF
69.  BlackRock Multi-Sector Income Trust                              BIT
70.  BlackRock 2022 Global Income Opportunity Trust                   BGIO
                               Alternative Funds
71.  BlackRock Multi-Sector Opportunities Trust                       -
72.  BlackRock Multi-Sector Opportunities Trust II                    -
73.  BlackRock Credit Strategies Fund                                 -